Hanger Announces Estimate of Certain Financial Results for 2021 and Provides Initial Financial Outlook for 2022

AUSTIN, Texas, February 7, 2022 - Hanger, Inc. (NYSE: HNGR), a leading provider of orthotic and prosthetic (O&P) patient care services and solutions, today announced a preliminary estimate of certain results for the year ended December 31, 2021. The Company also provided its initial financial outlook for the year ended December 31, 2022.

Preliminary 2021 Results
The Company currently anticipates that its net revenues for the year ended December 31, 2021 will be approximately $1.120 billion, and Adjusted EBITDA for the same period to be approximately $118.9 million. This reflects growth of approximately 12 percent in net revenue and 13 percent in Adjusted EBITDA as compared to the year ended December 31, 2020. The Company’s estimated Patient Care same clinic growth rate was approximately 9 percent on a day-adjusted basis.

The above estimates regarding the results for the year ended December 31, 2021 are based on currently-available information, and are subject to change upon completion of the Company’s financial statement closing and audit processes.

Since the time of the Company’s most recent discussion of the outlook for 2021 provided on November 8, 2021, its revenue has been adversely affected by the impact of the Omicron variant of COVID-19 on its patient visit trends and on its clinic operations. In addition to increased employee absences due to COVID-19, the Company’s results have also been affected by labor shortages, primarily in administrative and technical roles, as well as increases in labor costs amidst the national labor shortage and inflationary environment.

2022 Outlook
The Company currently anticipates 2022 net revenue will be in a range between $1.190 billion and $1.220 billion, and Adjusted EBITDA in a range between $127 million and $132 million. This reflects growth of approximately 7 percent in revenue and 9 percent in Adjusted EBITDA over 2021, using the mid-point of the guidance ranges. The Company’s revenue growth includes an estimate of approximately 5 percent in same clinic revenue growth on a day adjusted basis related to its Patient Care segment.

The Company’s outlook for 2022 includes approximately $35 million in revenue relating to the full year effect of acquisitions consummated in 2021.

Adjusted EBITDA
A reconciliation of GAAP and non-GAAP financial results for the year ended December 31, 2021 is included in Table 1 provided at the back of this press release. Adjusted EBITDA in the 2022 outlook is provided on a non-GAAP basis only because a reconciliation to the most comparable GAAP financial measure, Income Before Taxes, is not available without unreasonable effort due to the unpredictable nature of reconciling items that render such a reconciliation not meaningful for investors. Please refer to our most recent Form 10-Q as filed with the Securities and Exchange Commission for discussion of our use of Adjusted EBITDA in evaluating financial performance.

Fourth Quarter and Full Year 2021 Conference and Webcast Details
Hanger will report its financial results for the fourth quarter and the year ended December 31, 2021 after the stock market closes on Monday, February 28, 2022.
Hanger’s management team will host a conference call on Tuesday, March 1, 2022 at 8:30 a.m. Eastern time to discuss the Company’s fourth quarter and full year 2021 financial results and outlook for 2022.
To participate in the Company’s live conference call, please dial (844) 200-6205 or +1 (929) 526-1599 for international participants and reference access code 124631. A live webcast, replay of the call, and earnings release will be available on the Company’s Investor Relations website at https://investor.hanger.com/financial-reporting/quarterly-results. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About Hanger, Inc. – Headquartered in Austin, Texas, Hanger, Inc. (NYSE: HNGR) provides comprehensive, outcomes-based orthotic and prosthetic (O&P) services through its Patient Care segment, with approximately 875 Hanger Clinic locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. Rooted in 160 years of clinical excellence and innovation, Hanger is a purpose-driven company with a vision to lead the O&P markets by providing superior patient care, outcomes, services and value, aimed at empowering human potential. For more information on Hanger, visit investor.hanger.com.

This earnings release contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this release. These uncertainties include, but are not limited to, the financial and business impacts of COVID-19 on our operations and the operations of our customers, suppliers, governmental and private payers and others in the healthcare industry and beyond; federal laws governing the health care industry; governmental policies affecting O&P operations, including with respect to reimbursement; failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems; the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business; changes in the demand for our O&P products and services, including additional competition in the O&P services market; disruptions to our supply chain; our ability to enter into and derive benefits from managed-care contracts; our ability to successfully attract and retain qualified O&P clinicians; labor shortages and increased turnover in our employee base; contractual, inflationary and other general cost increases, including with regard to costs of labor, raw materials and freight; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021 and September 30, 2021, each as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contact:
Kevin Ellich
(443) 450-4186
HangerIR@westwicke.com

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Table 1
Hanger, Inc.
Reconciliation of Income before Income Taxes to EBITDA and Adjusted EBITDA
Preliminary Fiscal Year 2021 Estimated Results
(Unaudited - in millions)

Year Ended December 31, 2021
Income before income taxes	$43.1

Adjustments to calculate EBITDA:
Depreciation and amortization	32.5
Interest expense, net	28.9
Non-service defined benefit plan expense	0.7
Adjustments - net income to EBITDA	62.1
EBITDA (Non-GAAP)	105.2

Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	12.3
Acquisition-related expenses	0.9
Hanger supply chain implementation costs	0.4
Severance expenses	0.5
Proceeds from grants under the CARES Act	(1.1)
Loss on cancellation of education event	0.7
Further adjustments - EBITDA to Adjusted EBITDA	13.7
Adjusted EBITDA (Non-GAAP)	$118.9
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